Exhibit 3.02
GREEN DOT CORPORATION
TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
     Green Dot Corporation, a Delaware corporation, hereby certifies as follows.
     1. The name of the corporation is Green Dot Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State was October 26, 1999, under the name Next Estate Communications, Inc.
     2. The Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit “1”, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended or supplemented, has been duly adopted by the corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, this corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated:	Green Dot Corporation
By:
		Name:	Steve Streit
		Title:	President and Chief Executive Officer

EXHIBIT “1”
GREEN DOT CORPORATION
TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I: NAME
     The name of the corporation is Green Dot Corporation (the “Corporation”).
ARTICLE II: AGENT FOR SERVICE OF PROCESS
     The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at that address is: The Corporation Trust Company.
ARTICLE III: PURPOSE
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV: AUTHORIZED STOCK
     1. Total Authorized. The total number of shares of all classes of stock that the Corporation has authority to issue is Two Hundred and Five Million (205,000,000) shares, consisting of: One Hundred Million (100,000,000) shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), One Hundred Million (100,000,000) shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Class A Common Stock.
     2. Designation of Additional Shares.
          2.1. The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate or certificates designating a series of Preferred Stock.
          2.2. Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.
     3. Common Stock.
          3.1. Equal Status. Except as expressly set forth in this Section 3 of this Article IV, Class A Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and in all matters to Class B Common Stock.
          3.2. Number of Votes. Subject to Section 3.3 of this Article IV, each outstanding share of Class B Common Stock shall entitle the holder thereof to ten (10) votes and each outstanding share of Class A Common Stock shall entitle the holder thereof to one (1) vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock).
          3.3. Voting Restrictions. Notwithstanding anything herein to the contrary, in the event that the Corporation becomes a “bank holding company” under the Bank Holding Company Act of 1956, then with respect to any given matter on which all shares of Common Stock vote together as a single class, no Specified Holder (as defined below) may vote more than 14.9% of the total outstanding shares of Common Stock, and any shares of Common Stock owned or controlled by a Specified Holder in excess of 14.9% of the total outstanding shares of Common Stock may not be voted. If a Specified Holder transfers any shares of Common Stock (other than a transfer to an Affiliate (as defined below) or other transferee that constitutes part of the Specified Holder), such shares may not, with respect to any given matter on which all shares of Common Stock vote together as a single class, be voted by any initial or subsequent transferee of such shares, unless such shares were transferred by the Specified Holder to the initial transferee in a Complete Transfer (as defined below), in which case this sentence shall not apply as a result of such transfer.
               (a) Definitions; Interpretation of Proportion. For the purposes of this Section 3.3:
                    (i) the term “Affiliate” shall have the meaning set forth in 12 U.S.C. 371c;
                    (ii) the term “Specified Holder” means any holder, or group of holders that are Affiliates or holders acting in concert, that owns or controls more than 24.9% of the outstanding shares of Common Stock;
                    (iii) the term “Complete Transfer” means any transfer of shares of Common Stock (i) in a widespread public distribution, (ii) in a private sale in which the relevant transferee (together with its Affiliates and other transferees acting in concert with it) acquires no more than 2% of the shares of Common Stock (determined by giving effect to any automatic conversion of such transferred Common Stock that takes place on the day of, and as a result of, such transfer), (iii) to a transferee that (together with its Affiliates and other transferees acting in concert with it) owns or controls more than 50% of the shares of Common Stock without any transfer of shares from the transferring Specified Holder or (iv) to the Corporation;
                    (iv) Every reference in this Section 3.3 of this Article IV to a proportion of stock, voting stock or shares shall refer to such proportion of the votes of such stock, voting stock or shares.
          3.4. Dividends and Distributions. Dividends and other distributions may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock. Without the affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, the Corporation may not make any dividends or other distributions with respect to any class of Common Stock unless at the same time the Corporation makes a ratable dividend or distribution with respect to each outstanding share of Common Stock, regardless of class. For purposes of the preceding sentence, dividends or other distributions payable in (i) shares of a class of Common Stock; (ii) voting securities of the Corporation or voting securities of any entity that is a wholly owned subsidiary of the Corporation (“Voting Securities”); or (iii) securities convertible into, or exchangeable for, Voting Securities (“Exchangeable Securities”) shall be deemed ratable if, and only if:
               (a) In the case of dividends or other distributions payable in shares of a class of Common Stock, (i) only shares of Class A Common Stock are distributed with respect to Class A Common Stock; (ii) only shares of Class B Common Stock are distributed with respect to Class B Common Stock; and (iii) the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or other distribution is equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or other distribution;
               (b) In the case of dividends or other distributions payable in Voting Securities, either (x) such dividend or other distribution is identical with respect to each class of Common Stock and approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Voting Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 3.4(b) of this Article IV; (ii) the voting rights of such Voting Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of such Voting Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) such Voting Security paid to the holders of Class B Common Stock is convertible into the Voting Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Voting Securities payable on each share of Class A Common Stock pursuant to such dividend or other distribution is equal to the number of such Voting Securities payable on each share of Class B Common Stock pursuant to such dividend or other distribution; and
               (c) In the case of dividends or other distributions payable in Exchangeable Securities, either (x) such dividend or other distribution is identical with respect to each class of Common Stock and approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Exchangeable Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 3.4(c) of this Article IV; (ii) the voting rights of each Voting Security underlying the Exchangeable Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Voting Security underlying the Exchangeable Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) each Voting Security underlying the Exchangeable Security paid to the holders of Class B Common Stock is convertible into each Voting Security underlying the Exchangeable Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Exchangeable Securities payable on each share of Class A Common Stock pursuant to such dividend or other distribution shall be equal to the number of such Exchangeable Securities payable on each share of Class B Common Stock pursuant to such dividend or other distribution.
          3.5. Reclassifications. Without the affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of

Class B Common Stock, voting separately as a single class, neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, combined, reclassified or otherwise changed unless the shares of the other class of Common Stock are concurrently subdivided, combined, reclassified or otherwise changed in the same proportion and in the same manner. For purposes of the preceding sentence, any reclassification or other change of Class A Common Stock or Class B Common Stock into (i) Voting Securities or (ii) Exchangeable Securities shall be deemed undertaken in the same proportion and in the same manner as shares of the other class of Common Stock if, and only if:
               (a) In the case of a reclassification or other change into Voting Securities, either (x) such reclassification or other change is identical with respect to each class of Common Stock and approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Voting Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 3.5(a) of this Article IV; (ii) the voting rights of the Voting Security into which the Class A Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Voting Security into which the Class B Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class B Common Stock; (iv) such Voting Security into which the Class B Common Stock has been reclassified or otherwise changed is convertible into the Voting Security into which the Class A Common Stock has been reclassified or otherwise changed upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Voting Securities into which the Class A Common Stock has been reclassified or otherwise changed is equal to the number of such Voting Securities into which the Class B Common Stock has been reclassified or otherwise changed; and
               (b) In the case of a reclassification or other change into Exchangeable Securities, either (x) such reclassification or other change is identical with respect to each class of Common Stock and approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Exchangeable Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 3.5(b) of this Article IV; (ii) the voting rights of each Voting Security underlying the Exchangeable Security into which the Class A Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Voting Security underlying the Exchangeable Security into which the Class B Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class B Common Stock; (iv) each Voting Security underlying the Exchangeable Security into which the Class B Common Stock has been reclassified or otherwise changed is convertible into each Voting Security underlying the Exchangeable Security into which the Class A Common Stock has been reclassified or otherwise changed upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Exchangeable Securities into which the Class A Common Stock has been reclassified or otherwise changed is equal to the number of such Exchangeable Securities into which the Class B Common Stock has been reclassified or otherwise changed.
          3.6. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.
          3.7. Merger. The affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to approve any merger or consolidation of the Corporation (whether or not the Corporation is the surviving entity) unless, upon the merger or consolidation, holders of each class of Common Stock will be entitled to receive equal per share payments or distributions. Without limiting the circumstances in which the holders of each class of Common Stock may be deemed to have received equal per share payments or distributions upon a merger or consolidation of the Corporation (whether or not the Corporation is the surviving entity), for purposes of the preceding sentence, holders of each class of Common Stock will be deemed to have received equal per share payments or distributions of (i) voting securities of the Corporation or any other entity (“Merger Voting Securities”) or (ii) securities convertible into, or exchangeable for, Merger Voting Securities (“Merger Exchangeable Securities”) if:
               (a) With respect to Merger Voting Securities, (i) the Merger Voting Securities to be received by holders of Class A Common Stock and Class B Common Stock are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 3.7(a) of this Article IV; (ii) the voting rights of the Merger Voting Security to be received by the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Merger Voting Security to be received by the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) the Merger Voting Security to be received by the holders of Class B Common Stock is convertible into the Merger Voting Security to be received by the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of Merger Voting Securities to be received for each share of Class A Common Stock is equal to the number of Merger Voting Securities to be received for each share of Class B Common Stock; and
               (b) With respect to Merger Exchangeable Securities, (i) the Merger Exchangeable Securities to be received by holders of Class A Common Stock and Class B Common Stock are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 3.7(b) of this Article IV; (ii) the voting rights of each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Merger Voting Security underlying the

Merger Exchangeable Security to be received by the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class B Common Stock is convertible to each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of Merger Exchangeable Securities to be received for each share of Class A Common Stock is equal to the number of Merger Exchangeable Securities to be received for each share of Class B Common Stock.
          3.8. Determinations of “Substantially Similar” and “Equal Per Share Payment". For purposes of Sections 3.4, 3.5, and 3.7 of this Article IV, the Board of Directors shall have the sole power and authority to make all determinations regarding whether or not a characteristic of a security is “substantially similar” to that of another security and for purposes of Section 3.7 of this Article IV, the Board of Directors shall have the sole power and authority to make all determinations regarding whether or not holders of each class of Common Stock will be entitled to receive equal per share payments or distributions. All such determinations made by the Board of Directors in good faith shall be final, conclusive and binding.
ARTICLE V: CLASS B COMMON STOCK CONVERSION
     1. Optional Conversion. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any registered owner of Class B Common Stock shall be entitled to convert any shares of such Class B Common Stock, such registered owner shall deliver an instruction, duly signed and authenticated as provided for in the Bylaws of the Corporation, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of the Corporation. The Corporation shall, as soon as practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class A Common Stock to which such registered owner of Class B Common Stock, or to which the nominee or nominees of such registered owner, shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior the close of business on the date such notice of the election to convert is received by the Corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the registered owner or owners of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this Section 1 shall be cancelled and shall not be reissued by the Corporation.
     2. Automatic Conversion. Each share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock on the date, if any, on which the outstanding shares of Class B Common Stock represent less than ten percent (10%) of the aggregate number of shares of the then outstanding

Common Stock (the “Automatic Conversion”). The Corporation shall provide notice of the Automatic Conversion of shares of Class B Common Stock pursuant to this Section 2 to registered owners of such shares of Class B Common Stock as soon as practicable following the Automatic Conversion; provided, however, that the Corporation may satisfy such notice requirements by providing such notice prior to the Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Automatic Conversion. Upon and after the Automatic Conversion, the person registered on the Corporation’s books as the owner of the shares so converted immediately prior to the Automatic Conversion, shall be registered on the Corporation’s books as the owner of the shares of Class A Common Stock issued upon Automatic Conversion thereof, without the need for surrender or exchange thereof. Each share of Class B Common Stock that is converted pursuant to this Section 2 shall be cancelled and shall not be reissued by the Corporation. Immediately upon the effectiveness of the Automatic Conversion, the rights of the holders of shares of Class B Common Stock as such shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
     3. Conversion on Transfer. Each share of Class B Common Stock shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock. Each share of Class B Common Stock that is converted pursuant to this Section 3 shall be cancelled and shall not be reissued by the Corporation.
     4. Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Amended and Restated Certificate, relating to the conversion of the Class B Common Stock into Class A Common Stock and the dual class common stock structure contemplated by this Amended and Restated Certificate, as it may deem necessary or advisable. If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient (as determined in good faith by the Board of Directors) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

5.	Definitions. For purposes of this Article V:
          a) “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder (as defined below), the spouse, parents, grandparents, lineal descendents, siblings and lineal descendants of siblings of such Qualified Stockholder.
          b) “Qualified Stockholder” shall mean (a) the registered holder of a share of Class B Common Stock; (b) each natural person who Transferred shares of, or equity awards for, Class B Common Stock (including any Option exercisable or Convertible Security convertible into shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; and (c) a Permitted Transferee.
          c) “Permitted Entity” shall mean with respect to a Qualified Stockholder (a) a Permitted Trust (as defined below) solely for the benefit of (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder, or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder.
          d) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 5:
               (i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;
               (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or
               (iii) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer.
A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are holders of voting securities of any such entity or Parent of such entity.
          e) “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
          f) “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock:
               (i) by a Qualified Stockholder to (A) one or more Family Members of such Qualified Stockholder, or (B) any Permitted Entity of such Qualified Stockholder; or
               (ii) by a Permitted Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.
          g) “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.
          h) “Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder, (ii) Family Member or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.
          i) “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.
          j) “Convertible Securities” shall mean securities (other than shares of Class B Common Stock) convertible into or exchangeable for Class A Common Stock or Class B Common Stock, either directly or indirectly.
          k) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Class A Common Stock, Class B Common Stock or Convertible Securities.
     6. Effect of Conversion on Payment of Dividends. Notwithstanding anything to the contrary in Sections 1, 2 or 3 of this Article V, if the date on which any share of Class B Common Stock is converted into Class A Common Stock pursuant to the provisions of Sections

1, 2 or 3 of this Article V is after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend to be paid to such holders, the holder of such Class B Common Stock as of such record date will be entitled to receive such dividend on such payment date; provided, that, notwithstanding any other provision of this Certificate of Incorporation, to the extent that such dividend is payable in Class B Common Stock, no shares of Class B Common Stock shall be issued in payment thereof and such dividend shall instead be paid by the issuance of such number of shares of Class A Common Stock into which such shares of Class B Common Stock, if issued, would have been convertible on such payment date.
     7. Reservation. The Corporation hereby reserves, and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.
ARTICLE VI: AMENDMENT OF BYLAWS
     The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation (including any Preferred Stock issued pursuant to a Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
ARTICLE VII: MATTERS RELATING TO THE BOARD OF DIRECTORS
     1. Director Powers. The conduct of the affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
     2. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.

     3. Classified Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and to the provisions for quasi-California corporations that are set forth in Section 2115 of the California Corporations Code, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board of Directors may assign members of the Board of Directors already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the closing of the Corporation’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the closing of the Initial Public Offering, and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders following the closing of the Initial Public Offering, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.
     4. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the Bylaws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock, no director may be removed except for cause, and directors may be removed for cause only by the affirmative vote of the holders a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     5. Board Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director chosen in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

     6. Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII: DIRECTOR LIABILITY
     1. Limitation of Liability. To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     2. Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.
ARTICLE IX: MATTERS RELATING TO STOCKHOLDERS
     1. No Action by Written Consent of Stockholders. Subject to the rights of any series of Preferred Stock then outstanding, no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders by written consent.
     2. Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer, the President, or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board.
     3. Advance Notice of Stockholder Nominations and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.
ARTICLE X:SEVERABILITY
     If any provision of this Certificate of Incorporation shall be held to be invalid, illegal, or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Certificate of Incorporation (including without limitation, all portions of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall remain in full force and effect.

ARTICLE XI: AMENDMENT OF CERTIFICATE OF INCORPORATION
     1. General. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, and subject to Sections 1 and 2.1 of Article IV, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Section 1 of this Article XI, Section 2 of Article IV, or Article V, Article VI, Article VII, Article VIII, Article IX, or Article X.
     2. Changes to or Inconsistent with Section 3 of Article IV. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of Class A Common Stock representing at least seventy-five percent (75%) of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing at least seventy-five percent (75%) of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3 of Article IV or this Section 2 of this Article XI.
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